Exhibit 10.2
FIRST AMENDMENT TO
SEPARATION AGREEMENT

This First Amendment (this “Amendment”) to the Separation Agreement (the “Agreement”) by and between Michael D. Jones (the “Employee”) and Group 1 Automotive, Inc. (“Group 1” or the “Company”), effective as of September 1, 2025, is hereby entered into by the Company and the Employee to be effective October 22, 2025 (the “Amendment Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Employee and the Company wish to enter into this Amendment in order to extend the Employee’s period of part-time employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.The Agreement is hereby amended such that the Employee’s employment with the Company as Special Projects Leader shall continue through June 30, 2026 (the “Termination Date”), and all references in the Agreement to the Termination Date” shall mean June 30, 2026.

2.Except as expressly modified by this Amendment, all other terms, conditions and covenants in the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit 10.2
In witness whereof, the parties have executed this Agreement as of the date set forth above.

COMPANY: GROUP 1 AUTOMOTIVE, INC. /s/ Daryl Kenningham	EMPLOYEE: /s/ Michael D. Jones
By: Daryl Kenningham	Michael D. Jones
Title: President and Chief Executive Officer
Date: October 22, 2025	Date: October 22, 2025

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